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                                                                      EXHIBIT 12

                         R.R. Donnelley & Sons Company

                      Ratio of Earnings to Fixed Charges

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
                                                                                   Period Ending
                                                                                     30-Jun-00
                                                                                   -------------
                                                                                   (in thousands
                                                                                      except
                                                                                      ratios)
Earnings available for fixed charges:
   Earnings from continuing operations before income taxes........................   $167,546
   Add: Equity losses of minority-owned companies.................................      1,302
   Add: Dividends received from investees under the equity method.................         60
   Add: Minority interest expense in majority-owned subsidiaries..................         98
   Add: Fixed charges before capitalized interest.................................     55,486
   Add: Amortization of capitalized interest......................................      4,045
                                                                                     --------
      Total earnings available for fixed charges..................................   $228,537
                                                                                     ========

Fixed charges:
   Interest expense...............................................................   $ 47,101
   Interest portion of rental expense.............................................      8,070
   Amortization of discount and capitalized expenses related to indebtedness......        315
                                                                                     --------
   Total fixed charges before capitalized interest................................     55,486
   Capitalized interest...........................................................      3,000
                                                                                     --------
      Total fixed charges.........................................................   $ 58,486
                                                                                     ========
Ratio of earnings to fixed charges................................................       3.91
                                                                                     ========
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